UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2008

Commission File Number 0-25765

SYNDICATION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	52-2218873
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 24th Street, NW
Suite 300
Washington, D.C. 20037
(Address of principal executive offices)

(202) 467-2788
(Registrant's telephone number)

This Current Report on Form 8-K is filed by Syndication, Inc., a Delaware corporation (“Registrant”), in connection with the items described below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 20, 2008, our Board of Directors concluded that its previously issued financial statements as of and for (i) the year ended December 31, 2006, and (ii) the three month periods ended March 31, 2007, June 30, 2007 and September 30, 2007, should no longer be relied upon as a result of the Company having erroneously accounted for the fair value of embedded derivatives and warrants to purchase the Company’s common stock. The error in valuation resulted in an understatement of liabilities of approximately $340,200

Accordingly, we will restate our financial statements as of and for the year ended December 31, 2006, and as of and for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, by disclosing the effect of these errors in an amended Form 10-KSB for the year ended December 31, 2006 and amended Form 10-QSB for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, respectively. We expect to file the amended Reports within the next sixty (60) days.

The errors were discovered in connection with our preparation and review of our Quarterly Report for the three months ended March 31, 2008.

The Registrant does not have an audit committee. The Board of Directors authorized the Chief Financial Officer of the Registrant to discuss with the registrant’s independent accountant who agreed that the Company’s annual and quarterly financial statements could not be relied upon and needed to be restated as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNDICATION, INC.
(Registrant)

May 20, 2008	/s/ Brian Sorrentino
Brian Sorrentino
Chief Executive Officer
(Principal Executive Officer)